Exhibit 3.1

THIRD CERTIFICATE OF AMENDMENT

OF

THIRD RESTATED

CERTIFICATE OF INCORPORATION

OF

AVANT IMMUNOTHERAPEUTICS, INC.

                AVANT Immunotherapeutics, Inc., a corporation organized and existing under the laws of the State of Delaware (the “Corporation”), does hereby certify that:

                FIRST:   The first paragraph of Article FOURTH of the Third Restated Certificate of Incorporation, as amended, of the Corporation is hereby amended to read in its entirety as follows:

“FOURTH: The total number of shares of capital stock which the Corporation shall have the authority to issue is 103,000,000 shares of which (i) 100,000,000 shares shall be common stock, par value $.001 per share (the “Common Stock”) and (ii) 3,000,000 shares shall be preferred stock, par value $.01 per share, all of which shall be designated Class C Preferred Stock (“Class C Stock”) of which 350,000 shall be designated Series C-1 Junior Participating Cumulative Preferred Stock (the “Series C-1 Preferred Stock”).”

                SECOND:   The amendment of the Third Restated Certificate of Incorporation set forth herein was duly authorized by resolution of the Corporation’s Board of Directors and was considered and duly authorized by the stockholders of the Corporation at the Annual Meeting of Stockholders of the Corporation duly called and held upon notice in accordance with Section 222 of the General Corporation Law of the State of Delaware.

                THIRD:   Such amendment was duly adopted in accordance with the applicable provisions of Section 242 of the General Corporation Law of the State of Delaware.

                IN WITNESS WHEREOF, the undersigned has signed this Third Certificate of Amendment of the Third Restated Certificate of Incorporation of the Corporation, this 22nd day of April, 2002, and affirmed that the statements contained herein are true.

AVANT Immunotherapeutics, Inc.

By:	/s/ Una S. Ryan
	Name:	Una S. Ryan
	Title:	President and Chief Executive Officer

ATTEST:

/s/ Avery W. Catlin
Name:	Avery W. Catlin
Title:	Chief Financial Officer